LEGG MASON WOOD WALKER
                                  INCORPORATED


              Legg Mason Wood Walker, Inc., 7 East Redwood Street,
                  Baltimore, Maryland 21203/Tel: 301-539-3400





                                                     April 16, 1982



Legg Mason Value Trust, Inc.
7 East Redwood Street
Baltimore, Maryland 21203

         RE:      Legg Mason Wood Walker, Inc. Letter of
                  Investment Intent Pursuant to Section
                  14(a) of the Investment Company Act of
                  1940



Gentlemen:

         Pleased be advised that the 10,000 shares of capital stock of Legg Mason Value Trust, Inc., which we have today purchased from you were purchased as an investment with no present intention of redeeming or reselling such shares, and that we do not have any intention of redeeming or reselling such shares.

                                           Very truly yours,

                                           LEGG MASON WOOD WALKER, INCORPORATED

                                           By: /s/ H. M. Lowman Jr.

                                           Horace M. Lowman, Jr.
                                           Treasurer